Exhibit 10.3

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (this “Agreement”), is made as of May 15, 2018, by and among Super Crypto Mining, Inc., a Delaware corporation (the “Company” or the “Debtor”), DPW Holdings, Inc., a Delaware corporation (“DPW”), and each purchaser identified on the signature pages to that certain Securities Purchase Agreement by and among such purchasers and DPW, dated as of May 15, 2018 (the “Purchase Agreement”) (each, including its successors and assigns, a “Secured Party” and collectively, the “Secured Parties”).  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and that certain Senior Secured Convertible Promissory Note due November 15, 2018 (collectively, the “Note”) issued by DPW to each Secured Party as the payee of the Note.

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Secured Parties and the Holders (as defined in the Note), have extended the loans to DPW evidenced by the Note; and

WHEREAS, as an inducement to the Secured Parties who have extended their respective loans evidenced by the Note, DPW has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, a security interest in certain property of DPW and the Debtor to secure the prompt payment, performance and discharge in full of all of the DPW’s obligations under the Note due to the Secured Parties.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a)    “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall comprise the following personal property of the Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)	the Pledged Securities;

(ii)     All investment property, contract rights and other general intangibles relating to all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents and agreements related to the Pledged Securities;

(iii)    All files and records related to the Pledged Securities; and

(iv)    the proceeds of all of the foregoing Collateral set forth in clauses (i)-(ii) above.

The foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of the Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or contract or the assignment of which is otherwise prohibited by applicable law or contract; provided, however, that, to the extent permitted by applicable law or contract, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law or contract, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)    “Majority-in-Interest” means, at any time of determination, the majority-in-interest (based on then-outstanding principal amounts of Note at the time of such determination) of the Secured Parties.

(c)    “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(d)    “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Debtor to the Secured Parties comprising all obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation:  (i) principal of, and interest on the Note and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement and the Note; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Debtor.

(e)    “Organizational Documents” means, with respect to the Debtor, the documents by which the Debtor was organized (such as articles of incorporation, certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement, or a shareholders agreement).

(f)    “Permitted Liens” means the following:

(i)     Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii)    Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii)    Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv)   Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v)    Liens under this Agreement;

(vi)   Rights and claims under any Organizational Document or applicable law; and

(vii)  Any other liens in favor of the Secured Parties.

(g)    “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h)    “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(i)     “UCC” means the Uniform Commercial Code of the State of New York and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

2.     Grant of Security Interest in Collateral.  As an inducement for the Secured Parties to have extended their respective loans as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Debtor, subject to the limitations set forth in the Disclosure Schedules, hereby pledges, grants, and hypothecates to the Secured Parties effective as of the Effective Date (herein defined), a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”). The “Effective Date” shall mean the date and time on which DPW has satisfied or otherwise defeased the existing obligation due October 16, 2018 in the initial amount of $1,722,222.22 and evidenced by that certain Secured Convertible Promissory Note with an issue date of April 16, 2018.

3.     Delivery of Certain Collateral.  Commencing on October 18, 2018  and by no later than the Effective Date, DPW shall, to the extent feasible and permissible, use its commercially reasonable efforts to deliver or cause to be delivered to the Agent on behalf of the Secured Parties any and all certificates and other instruments representing or evidencing the Pledged Securities, together with all Necessary Endorsements.  In the event that the Debtor acquires additional securities after the date hereof, DPW shall, to the extent feasible and permissible, use its commercially reasonable efforts to deliver or cause to be delivered to the Agent on behalf of the Secured Parties any and all such certificates and other instruments representing or evidencing the additional Pledged Securities, together with all Necessary Endorsements by the later of: (a) the Effective Date; and (b)  the fifth (5th) day after any such security was acquired by the Debtor. Prior to the Effective Date, the Debtor will make available to the Secured Parties, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.     Representations, Warranties, Covenants and Agreements of the Debtor.  Except as set forth under the corresponding Section of the disclosure schedules to be delivered to the Secured Parties prior to the Effective Date (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)    The Debtor has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder.  The execution, delivery and performance by the Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Debtor and no further action is required by the Debtor.  This Agreement has been duly executed by the Debtor.  This Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)    The Debtor has no place of business or offices where its books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.

(c)    Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims (other than rights and claims under any Organizational Document or applicable law), and, subject to the foregoing, are fully authorized to grant the Security Interests.  Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)    No written claim has been received that any Collateral or the Debtor’s use of any Collateral violates the rights of any third party.  There has been no adverse decision to the Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the knowledge of the Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)    The Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)    This Agreement, as of the Effective Date, shall, subject to the terms hereof, create in favor of the Secured Parties a valid first priority security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph and (ii) the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder.  Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Agent (as defined below) and the Secured Parties hereunder.

(g)    The Debtor, at any time on or after the Effective Date after the initial filing(s) contemplated and authorized hereunder, hereby authorizes the Secured Parties with the consent of the Required Holders to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h)    The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of the Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Debtor’s debt or otherwise) or other understanding to which the Debtor is a party or by which any property or asset of the Debtor is bound or affected.  If any, all required consents (including, without limitation, from stockholders or creditors of the Debtor) necessary for the Debtor to enter into and perform its obligations hereunder have been obtained.

(i)    The capital stock and other equity interests listed on Schedule D hereto (the “Pledged Securities”) except as otherwise noted on Schedule D, represent all capital stock and other equity interests owned, directly or indirectly, by the Company.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)    The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms provide that they are securities governed by Article 8 of the UCC.

(k)    Except for Permitted Liens, the Debtor shall at all times on and after the Effective Date maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof.  The Debtor hereby agrees to defend the same against the claims of any and all persons and entities.  The Debtor shall safeguard and protect all Collateral for the account of the Secured Parties.  The Debtor, on or about the Effective Date will sign and file on behalf of the Secured Parties one or more initial financing statements pursuant to the UCC in form reasonably satisfactory to the Majority-in-Interest and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Majority-in- Interest to be, necessary or desirable to effect the rights and obligations provided for herein.  Without limiting the generality of the foregoing, the Debtor shall pay all fees necessary to maintain the Collateral and the Security Interests hereunder.

(l)    From and after the Effective Date, the Debtor will not transfer, pledge, hypothecate, encumber, sell or otherwise dispose of any of the Collateral without the prior written consent of a Majority-in-Interest.

(m)   The Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(n)    The Debtor was organized and remains organized solely under the laws of the State of Delaware.

(o)    The actual name of the Debtor is the name set forth in the preamble hereof.

(p)    At any time and from time to time from and after the Effective Date, that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Party to perfect the security interest created hereby, the Debtor, to the extent feasible and permissible, will use its commercially reasonable efforts to deliver or cause to be delivered such Collateral to the Agent in accordance with Section 3 (as defined below).

(q)    The Debtor shall cause any subsidiary of the Debtor that holds any Pledged Securities to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtor.  Upon delivery of the foregoing to the Agent (as defined below), the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtor, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtor” shall be deemed to include each Additional Debtor.

(r)    The Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Note.

(s)    The Debtor hereby confirms and reaffirms each of its representations and warranties contained in the Purchase Agreement as of the date hereof and hereby agrees that such representations and warranties shall be incorporated herein by this reference as if fully set forth at length in this Agreement.

(t)    The Debtor hereby makes the additional representations and warranties set forth in the accompanying representation letter entered into by the Company for the benefit of each Secured Party.

5.     Defaults.  The following events shall be “Events of Default”:

(a)    The occurrence of an Event of Default (as defined in the Note) under the Note;

(b)    Any representation or warranty of the Debtor in this Agreement or hereby incorporated by this reference to the Purchase Agreement shall prove to have been incorrect in any material respect when made and such breach has caused a substantial diminution in the value of the Collateral or otherwise has a materially adverse effect on the rights or remedies of the Secured Parties hereunder; or

(c)    The failure by the Debtor to observe or perform any of its material obligations hereunder and such failure continues for fifteen (15) days after delivery to the Debtor of notice of such failure by the Required Holders (herein defined) unless such default is capable of cure but cannot be cured within such time frame and the Debtor is using commercially reasonable efforts to cure same in a timely fashion. For the purposes of this section, the phrase “Required Holders” means three or more holders that own at least $3,000,000 or if greater, fifteen (15%) of the then-outstanding principal amounts of Note at the time of such determination. To this end, the Debtor covenants to provide to the Required Holders under this Section 5(c) with the contact information of all the Holders (the “Holder List”) upon written request and upon the showing that the Debtor has failed to cure one or more events of default hereunder during the applicable cure period. Delivery of the Holder List is subject to the Required Holders signing an NDA in the form required by the Debtor.

6.     Rights and Remedies Upon Default.

(a)    Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting by Majority-in-Interest or through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Note and the Secured Parties shall have all the rights and remedies of a secured party under the UCC.

(b)    The Secured Parties shall comply with any applicable law and the provisions of any Organizational Documents in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.     Applications of Proceeds.  The proceeds of any such sale or other disposition of the Collateral hereunder shall be applied first, to the reasonable expenses of disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Note at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Debtor any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency.

8.     Costs and Expenses.  The Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder.

9.     Term of Agreement.  This Agreement and the Security Interests shall terminate on the date on which all payments under the Securities and the Transaction Documents (as defined in the Purchase Agreement) have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

10.   Notices.  All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

11.   Appointment of Agent.  The Secured Parties hereby appoint Dominion Capital LLC to act as their agent (“Agent”) for purposes of holding and releasing the Collateral.  The Agent shall have the rights, responsibilities, and immunities set forth in a separate escrow agreement.

12.   Miscellaneous.

(a)    No course of dealing between the Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)    All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)    This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtor and the Secured Parties holding two-thirds (2/3rds) or more of the principal amount of Note then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)    No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)    This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger).  Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)    Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each of the Debtor Secured Parties agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each of the Debtor and the Secured Parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper.   Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereto acknowledge that this Agreement has been negotiated, executed, and delivered in the State of New York and is to be wholly performed within New York, and each party’s actions in connection with the negotiation, execution, and delivery of this Agreement constitutes transacting business in New York.

(h)    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGE OF THE DEBTOR AND DPW FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed on the day and year first above written.

DEBTOR:

SUPER CRYPTO MINING, INC.

By:
Name: Darren Magot
Title: Chief Executive Officer

DPW:

DPW HOLDINGS, INC.

By:
Name: Milton C. Ault III
Title: Chief Executive Officer

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

[SIGNATURE PAGE OF SECURED PARTIES TO
SECURITY AND PLEDGE AGREEMENT]

Name of Investing Entity: Dominion Capital LLC

Signature of Authorized Signatory of Investing entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

ANNEX A
to
SECURITY AND PLEDGE
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security and Pledge Agreement dated as of May 15, 2018, made by Super Crypto Mining, Inc. and its subsidiaries thereto from time to time, as Debtor to and in favor of the Secured Parties identified therein (the “Security Agreement”).

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtor under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:
 Dated: